Exhibit 1.1

[•] American Depositary Shares

Representing

[•] Common Shares

Grupo Aeroméxico, S.A.B. de C.V.

FORM OF

UNDERWRITING AGREEMENT

June [•], 2024

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Evercore Group L.L.C.

55 East 52nd Street, 35th Floor

New York, New York 10055

As Representatives of the several

 Underwriters named in Schedule I attached hereto

Ladies and Gentlemen:

AP Aguila Holdings, Ltd. (“Apollo”) and certain additional shareholders named in Schedule II hereto (such additional shareholders, collectively, the “Additional Selling Stockholders” and, together with Apollo, the “Selling Stockholders”) of Grupo Aeroméxico, S.A.B. de C.V., a sociedad anónima bursátil de capital variable (the “Company”) organized under the laws of the United Mexican States (“Mexico”), propose to sell an aggregate of [•] shares of the Company’s ordinary, nominative, single series of common shares, without nominal value (the “Common Shares”), in the form of American Depositary Shares (“ADSs”), each ADS representing [•] Common Shares (the “Firm Securities”). In addition, the Selling Stockholders propose to grant to the underwriters named in Schedule I (the “Underwriters”) attached to this agreement (this “Agreement”) an option to purchase up to an aggregate of [•] additional Common Shares in the form of ADSs on the terms set forth in Section 3 (the “Option Securities”). The Firm Securities and the Option Securities, if purchased, are hereinafter collectively called the “Securities.” This Agreement is to confirm the agreement concerning the purchase of the ADSs from the Selling Stockholders by the Underwriters.

The ADSs will be evidenced by American Depositary Receipts (“ADRs”) issued pursuant to a Deposit Agreement, dated as of [•] (the “Deposit Agreement”), among the Company, the Bank of New York Mellon, as depositary (the “Depositary”), and all owners and holders of ADRs issued thereunder. The Common Shares of the Company represented by the ADSs are hereinafter referred to as the “Underlying Securities.”

1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

(a) A registration statement on Form F-1 (File No. 333-279379) relating to the Common Shares and the ADSs has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Company to you as the representatives (the “Representatives”) of the Underwriters. As used in this Agreement:

(i) “Applicable Time” means [•] [A.M.][P.M.] (New York City time) on [•];

(ii) “Effective Date” means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission;

(iii) “Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) relating to the Common Shares in the form of ADSs;

(iv) “Preliminary Prospectus” means any preliminary prospectus relating to the Common Shares in the form of ADSs included in such registration statement or filed with the Commission pursuant to Rule 424(b) under the Securities Act;

(v) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the information included in Schedule IV hereto, if any, and each Issuer Free Writing Prospectus filed or used by the Company at or before the Applicable Time, other than a road show, that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 under the Securities Act;

(vi) “Prospectus” means the final prospectus relating to the Common Shares in the form of ADSs, as filed with the Commission pursuant to Rule 424(b) under the Securities Act;

(vii) “Registration Statement” means, collectively, the various parts of such registration statement, each as amended as of the Effective Date for such part, including any Preliminary Prospectus or the Prospectus, all exhibits to such registration statement and including the information deemed by virtue of Rule 430A under the Securities Act to be part of such registration statement as of the Effective Date;

(viii) “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act or Rule 163B under the Securities Act; and

(ix) “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) under the Securities Act prior to or on the date hereof. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose or pursuant to Section 8A of the Securities Act has been instituted or threatened by the Commission.

(b) The Company (i) has not engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with, the consent of the Representatives, with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act, or with institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives and Apollo Global Securities, LLC to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications other than those listed on Schedule VII hereto.

(c) The Company was not at the time of the initial filing of the Registration Statement and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the ADSs, is not on the date hereof and will not be on the applicable Delivery Date (as defined below), an “ineligible issuer” (as defined in Rule 405 under the Securities Act).

(d) The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the rules and regulations thereunder. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) under the Securities Act and on the applicable Delivery Date to the requirements of the Securities Act and the rules and regulations thereunder.

(e) The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(f).

(f) The Prospectus will not, as of its date or as of the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(f).

(g) The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package made in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(f).

(h) Each Issuer Free Writing Prospectus listed in Schedule V hereto, when taken together with the Pricing Disclosure Package, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Issuer Free Writing Prospectus listed in Schedule V hereto in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(f).

(i) No Written Testing-the-Waters Communication, as of the Applicable Time, when taken together with the Pricing Disclosure Package, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Written Testing-the-Waters Communication listed on Schedule VII hereto in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10(f); and the Company has filed publicly on the Commission’s Electronic Data Gathering, Analysis, and Retrieval (“EDGAR”) system at least 15 calendar days prior to any “road show” (as defined in

Rule 433 under the Securities Act), any confidentially submitted registration statement and registration statement amendments relating to the offer and sale of the Securities. Each Written Testing-the-Waters Communications did not, as of the Applicable Time, and at all times through the completion of the public offer and sale of the ADSs will not, include any information that conflicted, conflicts or will conflict, with the information contained in the F-6 Registration Statement (as defined herein), the Registration Statement, the Pricing Disclosure Package or the Prospectus.

(j) Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and rules and regulations thereunder. The Company has not made any offer relating to the ADSs that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives, except as set forth on Schedule VI hereto. The Company has retained in accordance with the Securities Act and the rules and regulations thereunder all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the rules and regulations thereunder. The Company has taken all actions necessary so that any “road show” (as defined in Rule 433 under the Securities Act) in connection with the offering of the ADSs will not be required to be filed pursuant to the Securities Act and the rules and regulations thereunder.

(k) The Company and each of its subsidiaries has been duly organized and is validly existing and in good standing in the relevant jurisdiction (to the extent such concept is recognized in such jurisdiction) as a corporation or other business entity under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect or result in a development involving a prospective material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties, business or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”). The Company and each of its subsidiaries have all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged as described in the most recent Preliminary Prospectus. None of the subsidiaries of the Company (other than the subsidiaries listed in Exhibit 21.1 to the Registration Statement) is a “significant subsidiary” (as defined in Rule 405 under the Securities Act).

(l) The Company has an authorized capitalization as set forth under the heading “Capitalization” in each of the most recent Preliminary Prospectus and the Prospectus as of the date or dates set forth therein, and all of the issued and outstanding Common Shares of the Company (including the Common Shares to be sold by the Selling Stockholders) have been validly issued, are fully paid and non-assessable, are registered with the Mexican National Securities Registry (Registro Nacional de Valores; the “National Securities Registry”) maintained by the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores; the “CNBV”), conform in all material respects to the description thereof contained in the most recent Preliminary Prospectus and were issued not in violation of any preemptive right, resale right, right of first refusal or similar right (all of which rights have been duly waived). The

Underlying Securities are evidenced by a global certificate issued by the Company and signed by two authorized members of the board of directors of the Company and deposited at S.D. Indeval Institución para el Depósito de Valores, S.A. de C.V. (“Indeval”), and credited at the account of the Depositary’s custodian thereat. Except as described in the most recent Preliminary Prospectus, there are no options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock. All of the outstanding shares of capital stock or other equity interests of each subsidiary of the Company, have been validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims, as described in the most recent Preliminary Prospectus or as, would not individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(m) [Reserved].

(n) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company.

(o) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company and its subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Company or any of its subsidiaries; or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby, except for (i) the registration of the Common Shares in the form of ADSs under the Securities Act, (ii) the registration of the Common Shares with the National Securities Registry, maintained by the CNBV, (iii) the listing for quotation of the Common Shares on the Mexican Stock Exchange (Bolsa Mexicana de Valores, S.A.B. de C.V.), (iv) such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and applicable state or foreign securities laws and/or the bylaws and rules of the Financial Industry Regulatory Authority, Inc. (the “FINRA”) in connection with the purchase and sale of the Securities by the Underwriters and (v) such consents, approval, authorizations, orders and registrations or qualifications as have already been obtained, made or waived.

(q) The historical financial statements (including the related notes and supporting schedules) included in the most recent Preliminary Prospectus comply as to form in all material respects with the applicable requirements of the Securities Act and present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in all material respects in accordance with IFRS the information required to be stated therein. The selected financial data and the summary financial information included in the most recent Preliminary Prospectus presents fairly in all material respects the information shown therein and has been compiled on a basis consistent with that of the audited financial statements included therein. All disclosures contained in the most recent Preliminary Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

(r) KPMG Cárdenas Dosal, S.C., who have certified certain financial statements of the Company and its consolidated subsidiaries, whose report appears in the most recent Preliminary Prospectus and who have delivered the initial letter referred to in Section 9(k) hereof, are independent public accountants as required by the Securities Act and the rules and regulations thereunder.

(s) The Company and each of its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (iii) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. As of the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by KPMG Cárdenas Dosal, S.C., there were no material weaknesses in the Company’s internal controls except as described in the most recent Preliminary Prospectus.

(t) (i) The Company and each of its subsidiaries maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information is accumulated and communicated to management of the Company and its subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(u) Except as described in the most recent Preliminary Prospectus, since the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by KPMG Cárdenas Dosal, S.C. and the audit committee of the board of directors of the Company (the “Audit Committee”), (i) the Company has not been advised of or become aware of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company or any of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls, or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries; and (ii) there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(v) [Reserved].

(w) To the extent applicable to the Company on the date hereof, there is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(x) Except as described in the most recent Preliminary Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, neither the Company nor any of its subsidiaries has (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree (whether domestic or foreign), (ii) issued or granted any securities, (iii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iv) entered into any transaction not in the ordinary course of business or (v) declared or paid any dividend on its capital stock, and since such date, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and its subsidiaries taken as a whole.

(y) The Company and each of its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such liens, encumbrances and defects as are described in the most recent Preliminary Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries. All assets held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with no terms or provisions that would materially interfere with the use made and proposed to be made of such assets by the Company and its subsidiaries.

(z) The Company and each of its subsidiaries have, and are operating in compliance with, such concessions, permits, licenses, patents, franchises, certificates and other approvals or authorizations of governmental or regulatory authorities, including, but not limited to, the Department of Transportation, the Federal Aviation Administration, the Federal Communications Commission, the Ministry of Infrastructure, Communications and Transportation of Mexico (Secretaría de Infraestructura, Comunicaciones y Transportes) and the Mexican Federal Civil Aviation Agency (Agencia Federal de Aviación Civil) (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the most recent Preliminary Prospectus, except for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and each of its subsidiaries have fulfilled and performed all of their respective obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect. Except as described in the most recent Preliminary Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such Permits or has any reason to believe that any such Permits will not be renewed in the ordinary course.

(aa) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, inventions, domain names, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other intellectual property or proprietary rights, including all registrations or applications for registration of, and goodwill associated with, any of the foregoing (collectively, “Intellectual Property Rights”) material to or necessary for the conduct of their respective businesses now conducted or proposed to be conducted as described in the Registration Statement, the Pricing Disclosure Package or the Prospectus, and, to the Company’s knowledge, no such Intellectual Property Rights are invalid or unenforceable, in whole or in part. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries has not infringed, misappropriated or otherwise violated, and has not received any notice of any claim of infringement, misappropriation or other violation of, any Intellectual Property Rights of others. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to the knowledge of the Company, none of the Intellectual Property Rights owned by the Company or its subsidiaries are being infringed, misappropriated or otherwise violated by any third party.

(bb) Except as described in the most recent Preliminary Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of the transactions contemplated hereby or that are required under the Securities Act to be described in the Registration Statement, Pricing Disclosure Package or the Prospectus; and to the Company’s knowledge, no such proceedings are threatened by governmental authorities or others.

(cc) There are no contracts or other documents required to be described in the Registration Statement or the most recent Preliminary Prospectus or filed as exhibits to the Registration Statement, that are not described and filed as required. The statements made in the most recent Preliminary Prospectus, insofar as they purport to constitute summaries of the terms of the contracts and other documents described and filed, constitute accurate summaries of the terms of such contracts and documents in all material respects.

(dd) The statements made in the most recent Preliminary Prospectus and Prospectus under the captions “Risk Factors—Risks Related to Our Business,” “Business—Legal and Administrative Proceedings,” “Regulation,” and “Description of Capital Stock” insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(ee) The Company and its subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar business in similar industries. All material policies of insurance of the Company and its subsidiaries are in full force and effect; the Company and each of its subsidiaries are in compliance with the terms of such policies in all material respects; and neither the Company nor any of its subsidiaries has received written notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(ff) No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described in the most recent Preliminary Prospectus which is not so described.

(gg) Except as described in the most recent Preliminary Prospectus, no labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, that would reasonably be expected to have a Material Adverse Effect.

(hh) Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, (iii) is in violation of any law, statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or its own privacy policies or (iv) has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii), (iii) and (iv), to the extent any such conflict, breach, violation or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ii) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries (i) are in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety, the environment, or natural resources, or to use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, and (ii) have not received notice or otherwise have knowledge of any actual or alleged violation of Environmental Laws, or of any actual or potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants. Except as described in the most recent Preliminary Prospectus, (x) there are no proceedings that are pending against the Company or any of its subsidiaries under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $300,000 or more will be imposed, (y) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would reasonably be expected to have a material adverse effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (z) neither the Company nor any of its subsidiaries anticipate material capital expenditures relating to Environmental Laws.

(jj) Except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes which have become due and payable, except for taxes, if any, as are being contested in good faith by appropriate proceedings and for which an appropriate reserve has been established in accordance with IFRS, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries, nor does the Company have any knowledge of any tax deficiencies that have been, or could reasonably be expected to be asserted against the Company.

(kk) Each employee benefit plan for the Company or any of its subsidiaries, as applicable, has been maintained in accordance with its terms and with the requirements of all applicable Mexican laws, rules and regulations.

(ll) The statistical, industry-related and market-related data included in the most recent Preliminary Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate in all material respects.

(mm) The Company is not and, as of the applicable Delivery Date after giving effect to the offer and sale of the Common Shares in the form of ADSs, will not be, required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(nn) The statements set forth in each of the most recent Preliminary Prospectus and the Prospectus under the captions “Description of Capital Stock,” “Taxation” and “Description of American Depositary Shares,” insofar as they purport to summarize the provisions of the laws and documents referred to therein, are accurate summaries in all material respects.

(oo) Except as described in the most recent Preliminary Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights that have been waived in writing or otherwise satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(pp) Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Common Shares in the form of ADSs.

(qq) The Company has not sold or issued any securities that would be integrated with the offering of the Common Shares in the form of ADSs contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(rr) The Company and its affiliates have not taken, directly or indirectly, any action designed to constitute, or that has constituted, or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the shares of the Common Shares in the form of ADSs.

(ss) The ADSs have been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution on, the New York Stock Exchange; and the Common Shares have been approved for listing on the Mexican Stock Exchange (Bolsa Mexicana de Valores, S.A.B. de C.V.).

(tt) The Company has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Common Shares in the form of ADSs, will not distribute any offering material in connection with the offering and sale of the Common Shares in the form of ADSs other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Section 1(i) or 6(a)(vi) and any Issuer Free Writing Prospectus set forth on Schedule VI hereto.

(uu) [Reserved].

(vv) Neither the Company, any of the Company’s directors or officers nor any of its subsidiaries, nor, to the knowledge of the Company, any of the Company’s controlled affiliates, any employee, agent or other person associated with or acting on behalf of the Company or any of its subsidiaries, has in the course of its actions for, or on behalf of, the Company or any of its subsidiaries: (i) made any unlawful contribution, gift, or other unlawful expense relating to political activity; (ii) made any direct or indirect bribe, kickback, rebate, payoff, influence payment, or otherwise unlawfully provided anything of value, to any “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (collectively, the “FCPA”)) or domestic government official; or (iii) violated or is in violation of any provision of the FCPA, the Bribery Act 2010 of the United Kingdom, as amended (the “Bribery Act 2010”) and all the laws that are comprised in the Mexican Sistema Nacional Anticorrupción (National Anti-Corruption System), including the Ley General del Sistema Nacional Anticorrupción (General Law for the National Anticorruption System), the Ley General de Responsabilidades Administrativas (General Law of Administrative Responsibility), the Ley Federal para la Prevención e Identificación de Operaciones con Recursos de Procedencia Ilícita (Federal Law for the Prevention and Identification of Transactions with Funds from Illegal Sources), the Ley Federal de Responsabilidades de los Servidores Públicos (Federal Law of Responsibilities of Government Officials), and the Mexican Código Penal Federal (Federal Criminal Code) (collectively, the “Mexican Anti-Corruption Laws”), or any other applicable anti-corruption or anti-bribery statute or regulation. The Company, its subsidiaries and, to the Company’s knowledge, their respective controlled affiliates, have conducted their respective businesses in compliance with the FCPA, the Bribery Act 2010, the Mexican Anti-Corruption Laws and all other applicable anti-corruption and anti-bribery statutes or regulations, and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to ensure, continued compliance.

(ww) The operations of the Company and each of its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions in which the Company or its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, that have been issued, administered or enforced by any governmental agency having jurisdiction over the Company or such subsidiary (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xx) Neither the Company nor any of its subsidiaries, any director, officer nor, to the knowledge of the Company, any employee, agent, controlled affiliate or representative of the Company or any of its subsidiaries is: (i) currently the subject or the target of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”); or (ii) located, organized or resident in a country or territory that is the subject or target of Sanctions (including, without limitation, the non-government-controlled areas of Zaporizhzhia and Kherson, the so-called Donetsk People’s Republic, or so-called Luhansk People’s Republic or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Crimea, Cuba, Iran,

North Korea and Syria). Except as described in the most recent Preliminary Prospectus, the Company and each of its subsidiaries have not knowingly engaged in, during the applicable statute of limitation period, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction, is or was the subject or target of Sanctions.

(yy) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for the operation of the business of the Company or its subsidiaries as currently conducted, free and clear, to the knowledge of the Company, of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including any personal, personally identifiable, sensitive, confidential or regulated data (including the data and information of its customers, employees, suppliers, vendors and any third-party data collected, processed or stored by the Company or any of its subsidiaries, and any such data processed or stored by third parties on behalf of the Company or any of its subsidiaries) collected, processed, transferred, held, disclosed or otherwise used in connection with their businesses (collectively, “Personal Data”)) and, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there has been no breach, violation, outage, disablement, loss, destruction or unauthorized use, access, distribution or modification of or to any IT System or Personal Data of the Company or its subsidiaries.

(zz) The Company and each of its subsidiaries are, and at all times since January 1, 2021 were, in compliance with all applicable data privacy and security laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or any other governmental or regulatory authority and all applicable laws and contractual obligations regarding the collection, processing, use, transfer, export, storage, protection, disposal or disclosure by the Company and its subsidiaries of Personal Data collected from or provided by third parties, including the Ley Federal de Protección de Datos Personales en Posesión de los Particulares (collectively, the “Privacy Laws”) except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have in place, are in material compliance with, and take appropriate steps reasonably designed to (i) ensure compliance with its privacy policies and (ii) reasonably protect the security and confidentiality of all Personal Data (collectively, the “Policies”). Since January 1, 2021, neither the Company nor any of its subsidiaries has received notice of any actual or potential material liability under or relating to or actual or potential violation of, or is subject to any action, suit or proceeding by or before any court or governmental agency, authority or body relating to, any of the Privacy Obligations or Policies.

(aaa) [Reserved].

(bbb) There are no affiliations or associations between (i) any member of FINRA and (ii) the Company or, to the knowledge of the Company, any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto), the Pricing Disclosure Package and the Prospectus or as otherwise disclosed to the Underwriters.

(ccc) A registration statement on Form F-6 (File No. 333-[•]) with respect to the ADSs has (i) been prepared by the Company in conformity with the requirements of the Securities Act and the rules and regulations thereunder, (ii) been filed with the Commission under the Securities Act, including, if applicable, one or more amendments thereto; and (iii) become effective under the Securities Act. Copies of such registration statement have been delivered by the Company to you as the Representatives. As used in this Agreement, “F-6 Registration Statement” means such registration statement, as amended at the time it became effective under the Securities Act, including all exhibits thereto. The Commission has not issued any order suspending the effectiveness of the F-6 Registration Statement, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted or threatened by the Commission. The F-6 Registration Statement, at the time it became effective under the Securities Act and at the applicable Delivery Date, (A) conformed in all material respects to the requirements of the Securities Act and the rules and regulations thereunder, and (B) does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(ddd) The Company has all requisite corporate power and authority to execute and deliver the Deposit Agreement and to perform its obligations thereunder. The Deposit Agreement has been duly and validly authorized, executed and delivered by the Company and, assuming due and valid authorization, execution and delivery thereof by the Depositary, constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, concurso mercantil, quiebra and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), and (iii) an implied covenant of good faith and fair dealing.

(eee) Upon execution and delivery by the Depositary of the ADRs evidencing the ADSs against deposit of the Underlying Securities in respect thereof in accordance with the provisions of the Deposit Agreement and upon payment by the Underwriters for the ADSs evidenced thereby in accordance with the provisions of this Agreement, such ADSs evidenced by such ADRs will be duly and validly issued, and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and upon the sale and delivery to the Underwriters of the ADSs, and payment therefor, pursuant to this Agreement, the Underwriters will acquire good, marketable and valid title to such ADSs, free and clear of all pledges, liens, security interests, charges, claims or encumbrances of any kind. The ADRs conform in all material respects to the description thereof contained in the Registration Statement, the Prospectus and the most recent Preliminary Prospectus. Except as described in the most recent Preliminary Prospectus, there are no limitations on the rights of holders of Underlying Securities, ADSs or ADRs evidencing the ADSs to hold or vote or transfer their respective securities.

(fff) No approvals are currently required in Mexico in order for the Company to pay dividends or other distributions declared by the Company to the holders of Underlying Securities, including the Depositary. Under current laws and regulations of Mexico and any political subdivision thereof, any amounts payable with respect to the Underlying Securities upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the Underlying Securities may be paid by the Company to the Depositary in Mexican pesos that may be converted into foreign currency and freely transferred out of Mexico, and, except as described in the most recent Preliminary Prospectus, no such payments made to holders thereof or therein who are non-residents of Mexico for tax purposes will be subject to income, withholding or other taxes under laws and regulations of Mexico or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in Mexico or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Mexico or any political subdivision or taxing authority thereof or therein.

(ggg) Subject to the qualifications, limitations, exceptions and assumptions set forth in the Registration Statement and the most recent Preliminary Prospectus, based on the nature of the Company’s business, the composition of its income and assets, and the value of its assets, the Company does not believe that it was a “passive foreign investment company” (“PFIC”), as defined in Section 1297 of the Code, for the taxable year ended December 31, 2023, or expect that it will be a PFIC for its current taxable year or for the foreseeable future.

(hhh) Other than as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no stamp, issue, registration, documentary, transfer or other similar taxes and duties, including interest and penalties, are payable in Mexico on or in connection with the issuance and sale of the Underlying Securities by the Company and the ADSs pursuant to the Deposit Agreement or the execution and delivery of this Agreement or the Deposit Agreement.

(iii) The Underwriters will not be deemed resident, domiciled, carrying on business or subject to corporate taxation in Mexico solely by reason of the execution, delivery, performance or enforcement of this Agreement.

(jjj) [Reserved].

(kkk) The Company has the power to submit, and pursuant to Section 21 of this Agreement has legally, validly, effectively and irrevocably submitted, to the jurisdiction of any Specified Court (as defined below), has irrevocably and unconditionally waived its rights to any other jurisdiction that may apply by virtue of its present or future domicile or for any other reason, and has the power to designate, appoint and empower, and pursuant to Section 21 of this Agreement, has legally, validly and effectively designated, appointed and empowered Cogency Global Inc. as its authorized agent for service of process in Related Proceedings (as defined below) to which it is a party in any state court of the State of New York or any or U.S. federal court located in the City and County of New York.

(lll) The choice of the laws of the State of New York as the governing law of this Agreement, the Deposit Agreement and the lock-up agreements is a valid choice of law under the laws of Mexico and the courts of Mexico would recognize and give effect to this choice of law.

(mmm) The Company and its subsidiaries do not have immunity from jurisdiction of any court of (i) any jurisdiction in which it owns or leases property or assets, (ii) the United States or the State of New York or (iii) Mexico or any political subdivision thereof or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property and assets or this Agreement and the other agreements executed for consummation of the transactions contemplated herein or actions to enforce judgments in respect thereof.

(nnn) A final and conclusive judgment (not subject to appeal) of the state court of the State of New York or any or U.S. federal court located in the City and County of New York for the payment of money rendered against the Company in respect of this Agreement and the Deposit Agreement, would be recognized by the courts of Mexico; provided, inter alia, that: (i) such judgment is obtained in compliance with the legal requirements of the jurisdiction of the court rendering such judgment, and in compliance with all legal requirements of this Agreement, the Deposit Agreement and Mexican law; (ii) such judgment is strictly for the payment of a certain sum of money and has been rendered in an in personam action (as opposed to an in rem action); (iii) service of process in the action was made personally and on the defendant or on a duly appointed process agent and as a result of service of process the defendant had an opportunity to answer any lawsuit, be heard and provide evidence in connection therewith; (iv) such judgment does not contravene Mexican law, public policy of Mexico, international treaties or agreements binding upon Mexico or generally accepted principles of international law (the contravention of public policy of Mexico is always a matter of judicial interpretation in Mexico); (v) the applicable procedures under the laws of Mexico with respect to the enforcement of foreign judgments (including, but not limited to, the issuance of a letter rogatory by the competent authority of such jurisdiction requesting enforcement of such judgment as being final judgments and the certification of such judgment as authentic by the corresponding authorities of such jurisdiction in accordance with the laws thereof) are complied with; (vi) such judgment is final in the jurisdiction where obtained; (vii) the action in respect of which such judgment is rendered is not the subject matter of a lawsuit among the same parties pending before a Mexican court; (viii) the courts of such jurisdiction recognize the principles of reciprocity in connection with the enforcement of Mexican judgments in such jurisdiction; and (ix) such judgment does not contravene a final judgment of a Mexican court on the same subject between the parties thereto.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of Common Shares in the form of ADSs shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2. Representations, Warranties and Agreements of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, represents, warrants and agrees that:

(a) The Selling Stockholder, if an entity, has been duly organized and is validly existing as a corporation, limited liability company, public agency, or a limited partnership or equivalent, as the case may be, in good standing in its jurisdiction of formation (to the extent such concept is applicable).

(b) Neither the Selling Stockholder nor any person acting on behalf of the Selling Stockholder (other than, if applicable, the Company and the Underwriters) has used or referred to any “free writing prospectus” (as defined in Rule 405 under the Securities Act) relating to the Common Shares in the form of ADSs.

(c) The Selling Stockholder has, and immediately prior to any Delivery Date on which the Selling Stockholder is selling Securities (through ADSs), the Selling Stockholder will have, good and valid title to the Securities (through ADSs) to be sold by the Selling Stockholder hereunder on such Delivery Date and any “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect thereof, free and clear of all liens, encumbrances, equities or adverse claims.

(d) [Reserved].

(e) Upon payment for the Securities to be sold by such Selling Stockholder, delivery of such Securities, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Securities in the name of Cede or such other nominee and the crediting of such Securities on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Stock) (i) DTC shall be a “protected purchaser” of such Securities within the meaning of Section 8-303 of the UCC, (ii) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Securities, and (iii) an action based on an adverse claim, within the meaning of Section 8-102 of the UCC, may not be asserted against the Underwriters with respect to such security entitlement. For purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC, and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(f) The Selling Stockholder has full right, power and authority, corporate or otherwise, to enter into this Agreement and, in the case of each Additional Selling Stockholder, the Power of Attorney (the “Power of Attorney”).

(g) This Agreement and, in the case of each Additional Selling Stockholder, the Power of Attorney has been duly and validly authorized (if the Selling Stockholder is an entity), executed and delivered by or on behalf of the Selling Stockholder.

(h) The sale of the Securities by the Selling Stockholder, the execution, delivery and performance of this Agreement by the Selling Stockholder and, in the case of each Additional Selling Stockholder, of the Power of Attorney and the consummation by the Selling Stockholder of the transactions contemplated hereby do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Selling Stockholder (to the extent applicable) or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property or assets of the Selling Stockholder, except, with respect to clauses (i) and (iii), conflicts, defaults, breaches or violations that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Selling Stockholder’s ability to perform its obligations under this Agreement and, in the case of each Additional Selling Stockholder, the Power of Attorney.

(i) No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property or assets of the Selling Stockholder is required for the sale of the Securities by the Selling Stockholder, the execution, delivery and performance of this Agreement by the Selling Stockholder and, in the case of each Additional Selling Stockholder, the Power of Attorney and the consummation by the Selling Stockholder of the transactions contemplated hereby, except for the registration of the Securities under the Securities Act, the registration of the Common Shares with the National Securities Registry, maintained by the CNBV, and such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws in connection with the purchase and sale of the Securities by the Underwriters.

(j) The Registration Statement did not, as of the Effective Date, (ii) the Pricing Disclosure Package did not, as of the Applicable Time, (iii) the Pricing Disclosure Package, when taken together with each Issuer Free Writing Prospectus listed in Schedule V hereto, did not, as of the Applicable Time and (iv) the Prospectus will not, as of the its date or as of the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence applies only to written information furnished to the Company by the Selling Stockholder expressly for use therein, it being understood and agreed that the only such information furnished by the Selling Stockholder consists of the Selling Stockholder’s Selling Stockholder Information. Each Underwriter, the Company and the Selling Stockholder agree that the “Selling Stockholder Information” with respect to a Selling Stockholder consists solely of the information furnished by the Selling Stockholder for use in connection with the offering in the Registration Statement, the Pricing Disclosure Package and the Prospectus, which consists solely of (i) the name, address and number of the Securities owned by the Selling Stockholder, before and after the offering, and (ii) the other information with respect to the Selling Stockholder that appears in the table (and corresponding footnotes) under the caption “Principal and Selling Shareholders,” in each case, in the Registration Statement, the Pricing Disclosure Package, the Prospectus or in any Issuer Free Writing Prospectus.

(k) [Reserved].

(l) [Reserved].

(m) [Reserved].

(n) The Selling Stockholder is not prompted to sell Securities by any material, non-public information concerning the Company and its securities that is not set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(o) The Selling Stockholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Common Shares in the form of ADSs.

(p) The sale of the Securities by the Selling Stockholder, if an employee or a director of the Company, does not violate the Company’s by-laws or any of the Company’s internal policies regarding the sale of stock.

(q) The Selling Stockholder has not: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official, “foreign official” (as defined in the FCPA) or employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA, the Bribery Act 2010, as amended, the Mexican Anti-Corruption Laws or any other applicable anti-bribery statute or regulation; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, foreign official or employee; and the Selling Stockholder has conducted its business in compliance with the FCPA, the Bribery Act 2010, the Mexican Anti-Corruption Laws and all other applicable anti-bribery statutes and regulations, and has instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(r) The operations of the Selling Stockholder is and has been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Selling Stockholder or any of its subsidiaries (to the extent applicable) with respect to the Money Laundering Laws is pending or, to the knowledge of the Selling Stockholder, threatened.

(s) The Selling Stockholder is not (i) currently subject to or the target of any Sanctions; or (ii) located, organized or resident in a country that is the subject of Sanctions (including, without limitation, the non-government-controlled areas of Zaporizhzhia and Kherson, the so-called Donetsk People’s Republic, or so-called Luhansk People’s Republic or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Cuba, Iran, North Korea, and Syria); and the Selling Stockholder will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person, or in any country or territory, that currently is the subject or target of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as an underwriter, advisor, investor or otherwise) of Sanctions, the Money Laundering Laws, and the FCPA, the Bribery Act 2010, the Mexican Anti-Corruption Laws and all other applicable anti-corruption and anti-bribery statutes or regulations. The Selling Stockholder has not knowingly engaged in since April 24, 2019, is not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject or target of Sanctions.

(t) No stamp, issue, registration, documentary or other similar taxes and duties, including interest and penalties, are payable in Mexico on or in connection with the issuance and sale of the Underlying Securities by the Company and the ADSs pursuant to the Deposit Agreement or the execution and delivery of this Agreement or the Deposit Agreement.

Any certificate signed by any officer of the Selling Stockholder and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Common Shares in the form of ADSs shall be deemed to be a representation and warranty by such Selling Stockholder, as to matters covered thereby, to each Underwriter.

3. Purchase of the Securities by the Underwriters. On the basis of the representations, warranties and covenants contained in, and subject to the terms and conditions of, this Agreement, each Selling Stockholder agrees to sell the number of Firm Securities set forth opposite its name in Schedule II hereto, severally and not jointly, to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of Firm Securities set forth opposite that Underwriter’s name in Schedule I hereto. Each Underwriter shall be obligated to purchase from each Selling Stockholder, that number of Firm Securities that represents the same proportion of the number of Firm Securities to be sold by each Selling Stockholder as the number of Firm Securities set forth opposite the name of such Underwriter in Schedule I represents to the total number of Firm Securities to be purchased by all of the Underwriters pursuant to this Agreement. The respective purchase obligations of the Underwriters with respect to the Firm Securities shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.

In addition, each Selling Stockholder grants to the Underwriters an option to purchase up to the number of Option Securities set forth opposite such Selling Stockholder’s name in Schedule II hereto, severally and not jointly. Such options are exercisable in the event that the Underwriters sell more Common Shares in the form of ADSs than the number of Firm Securities in the offering and as set forth in Section 5 hereof. Any such election to purchase Option Securities shall be made in proportion to the maximum number of Option Securities to be sold by each Selling Stockholder as set forth in Schedule II hereto. Each Underwriter agrees, severally and not jointly, to purchase the number of Option Securities (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Option Securities to be sold on such Delivery Date as the number of Firm Securities set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Securities.

The purchase price payable by the Underwriters for both the Firm Securities and any Option Securities is $[•] per ADS.

The Selling Stockholders are not obligated to deliver any of the Firm Securities or Option Securities to be delivered on the applicable Delivery Date, except upon payment for all such ADSs to be purchased on such Delivery Date as provided herein.

4. Offering of ADSs by the Underwriters. Upon authorization by the Representatives of the release of the Firm Securities, the several Underwriters propose to offer the Firm Securities for sale upon the terms and conditions to be set forth in the Prospectus.

5. Delivery of and Payment for the ADSs. Delivery of and payment for the Firm Securities shall be made at 10:00 A.M., New York City time, on the second full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Selling Stockholders. This date and time are sometimes referred to as the “Initial Delivery Date.” Delivery of the Firm Securities shall be made to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives and of the respective aggregate purchase prices of the Firm Securities being sold by the Selling Stockholders to or upon the order of the Selling Stockholders of the purchase price by wire transfer in immediately available funds to the accounts specified by the Selling Stockholders. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Selling Stockholders shall deliver the Firm Securities through the facilities of DTC unless the Representatives shall otherwise instruct.

The options granted in Section 3 will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Selling Stockholders by the Representatives; provided that if such date falls on a day that is not a business day, the options granted in Section 3 will expire on the next succeeding business day. Such notice shall set forth the aggregate number of Option Securities as to which the options are being exercised, the names in which the Option Securities are to be registered, the denominations in which the Option Securities are to be issued and the date and time, as determined by the Representatives, when the Option Securities are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the options shall have been exercised nor later than the fifth business day after the date on which the options shall have been exercised. Each date and time the Option Securities are delivered is sometimes referred to as an “Option Securities Delivery Date”, and the Initial Delivery Date and any Option Securities Delivery Date are sometimes each referred to as a “Delivery Date.”

Delivery of the Option Securities by the Selling Stockholders and payment for the Option Securities by the several Underwriters through the Representatives shall be made at 10:00 A.M., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Representatives and the Selling Stockholders. On each Option Securities Delivery Date, the Selling Stockholders shall deliver, or cause to be delivered, the Option Securities, to the Representatives for the account of each Underwriter, against payment by the several Underwriters through the Representatives and of the respective aggregate purchase prices of the Option Securities being sold by the Selling Stockholders to or upon the order of the Selling Stockholders of the purchase price by wire transfer in immediately available funds to the accounts specified by the Selling Stockholders. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Selling Stockholders shall deliver the Option Securities through the facilities of DTC unless the Representatives shall otherwise instruct.

6. Further Agreements of the Company and the Underwriters. (a) The Company agrees:

(i) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than prior to the Initial Delivery Date; to make no further amendment or any supplement to the F-6 Registration Statement, the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the F-6 Registration Statement, the Registration Statement or the Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose, or any notice from the Commission objecting to the use of the form of the F-6 Registration Statement, the Registration Statement or any post-effective amendment thereto or of any request by the Commission for the amending or supplementing of the F-6 Registration Statement, the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal.

(ii) To furnish promptly to each of the Representatives and to counsel for the Underwriters a signed copy of the F-6 Registration Statement, the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(iii) To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (A) conformed copies of the F-6 Registration Statement, the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, and (C) each Issuer Free Writing Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Common Shares in the form of ADSs or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and to file such document with the Commission and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance.

(iv) To file as promptly as practicable with the Commission any amendment or supplement to or the F-6 Registration Statement, the Registration Statement or the Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission.

(v) Prior to filing with the Commission any amendment or supplement to or the F-6 Registration Statement, the Registration Statement or the Prospectus, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing (such consent not to be unreasonably withheld, conditioned or delayed).

(vi) Not to make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives (such consent not to be unreasonably withheld, conditioned or delayed).

(vii) To comply with all applicable requirements of Rule 433 under the Securities Act with respect to any Issuer Free Writing Prospectus. If at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in or the F-6 Registration Statement, the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if, for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(viii) As soon as practicable after the Effective Date (it being understood that the Company shall have until at least 410 days or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Company’s fiscal year, 455 days after the end of the Company’s current fiscal quarter), to make generally available to the Company’s security holders and to deliver to the Representatives an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158), which may be satisfied by furnishing such earning statements on the EDGAR system.

(ix) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Securities for offering and sale under the securities or Blue Sky laws of such other jurisdictions as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities; provided, that in connection therewith the Company shall not be required to (A) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (B) file a general consent to service of process in any such jurisdiction, or (C) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(x) For a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus (the “Lock-Up Period”), not to directly or indirectly, (A) offer for sale, sell, pledge, lend or otherwise dispose of (or enter into any transaction or device that is designed to, or could be reasonably expected to, result in the disposition by any person of) any Common Shares, ADSs or securities convertible into or exercisable or exchangeable for Common Shares or ADSs, including any securities received in exchange for shares of Common Shares or ADSs as a result of the split and reclassification of the Company’s single series of common shares into three separate series, as described in the section “Prospectus Summary—Recent Developments—DGIE Approval” and “Business—Recent Developments—DGIE Approval” of the Registration Statement, (other than (i) the Common Shares, options to purchase Common Shares, restricted stock, restricted stock units and other equity incentive compensation issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans described in the Registration Statement, the Preliminary Prospectus and the Prospectus, Common Shares issued upon exercise of currently outstanding options, warrants or rights, whether or not issued under one of those plans, and Common Shares issued upon the exercise of options or the settlement of restricted stock units granted under such plans or under equity plans or similar plans of companies acquired by the Company in effect on the date of acquisition, (ii) the issuance by the Company of Common Shares upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date hereof, including any Common Shares issued upon the exercise of any warrants issued by the Company and any transfers of Common Shares to the Company upon a “net” or “cashless” exercise of any warrants issued by the Company, (iii) the subscription and payment of up to 7,300,000 common shares held in treasury as of the date hereof to be contributed in the future to a trust to be used for future compensation plans (the “Trust for Future Stock Compensation Plans”), (iv) the transfer of Common Shares owned or held by the Trust for Future Stock Compensation Plan, Mexican Investors or our strategic partner, Delta Air Lines, Inc, to a control trust and (v) the issuance by the Company of Common Shares or securities convertible into Common Shares in connection with an acquisition or business combination, provided that the aggregate number of Common Shares issued pursuant to this clause (v) during the Lock-Up Period shall not exceed 5% of the total number of

Common Shares issued and outstanding on the closing date of the offering, and provided further that, in the case of any issuance pursuant to this clause (v), any recipient of Common Shares shall have executed and delivered to the Representatives a lock-up letter), (B) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Shares or ADSs, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Shares or ADSs or other securities, in cash or otherwise, (C) publicly file or cause to be publicly filed a registration statement, including any amendments thereto, with respect to the registration of any Common Shares or ADSs or securities convertible, exercisable or exchangeable into Common Shares or ADSs or any other securities of the Company (other than any registration statement on Form S-8), (D) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Barclays Capital Inc. and Morgan Stanley & Co. LLC, on behalf of the Underwriters, and to cause each officer, director and stockholder of the Company set forth on Schedule III hereto to furnish to the Representatives, prior to the Initial Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”). The restrictions contained in this paragraph shall not prevent the split and reclassification of the Company’s single series of common shares into three separate series, as described in the section “Prospectus Summary—Recent Developments—DGIE Approval” and “Business—Recent Developments—DGIE Approval” of the Registration Statement. For the avoidance of doubt, all references to Common Shares in Sections 6(x)(i) to (v) of this Agreement include any securities received in exchange for shares of Common Shares or ADSs as a result of the split and reclassification of the Company’s single series of common shares into three separate series, as described in the section “Prospectus Summary—Recent Developments—DGIE Approval” and “Business—Recent Developments—DGIE Approval” of the Registration Statement.

(xi) If Barclays Capital Inc. and Morgan Stanley & Co. LLC, in their sole discretion, agree to release or waive the restrictions set forth in a Lock-Up Agreement for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver in accordance with FINRA Rule 5131 (which may include by issuing a press release substantially in the form of Exhibit B hereto), and containing such other information as Barclays Capital Inc. and Morgan Stanley & Co. LLC may require with respect to the circumstances of the release or waiver and/or the identity of the officer(s) and/or director(s) with respect to which the release or waiver applies, in accordance with FINRA Rule 5131.

(xii) To file with the Commission such information reports as may be required by Rule 463 under the Securities Act.

(xiii) If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Securities Act by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing pay the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) of the Commission’s Informal and Other Procedures (16 CFR 202.3a).

(xiv) If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and, if requested by the Representatives, will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(xv) The Company and its affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities.

(xvi) [Reserved].

(xvii) The Company agrees to indemnify and hold harmless each of the Underwriters, against any Mexican registration, documentary, stamp or similar issuance tax or duty as well as withholding taxes, including inflationary adjustments, interest and penalties, on (i) the creation and issuance of the ADSs and the Underlying Securities and (ii) the execution, delivery and performance of this Agreement and the Deposit Agreement. All payments to be made by the Company pursuant to this Agreement shall be made without withholding or deduction for or on account of any present or future Mexican taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary so that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made; provided that such additional amounts shall not be payable to an Underwriter in the event that taxes (i) are income, franchise or similar taxes imposed on the net income of such Underwriter in any jurisdiction (other than withholding taxes on income imposed by Mexico), or (ii) are payable as a result of any present or former connection between such Underwriter and the applicable taxing jurisdiction, including such Underwriter having or being deemed to have a place of residence or permanent establishment in the applicable jurisdiction for Mexican tax purposes or otherwise being subject to income taxes in the relevant taxing jurisdiction (other than a connection that arises solely as a result of the execution of this Agreement, the performance of the obligations of such Underwriter under this Agreement or the receipt of payments hereunder).

Solely to the extent that Selling Stockholders do not comply with their indemnification obligations set forth in Section 7(g) below, within sixty (60) days after written demand therefor, the Company agrees to indemnify and hold harmless each of the Underwriters, against any Mexican income or capital gains taxes solely with respect to Mexican income or capital gains taxes imposed or payable with respect to the sale and delivery of the ADSs and the Underlying Securities by the Underwriters to subsequent purchasers thereof. The indemnification referred to in this paragraph shall not apply or extend to, and the Company shall not be responsible for, any Mexican income or capital gains taxes (or, for the avoidance of doubt, any other income or capital gains taxes imposed by any jurisdiction) imposed on any Underwriter if such Underwriter has not duly complied with the provisions of Section 11(e). Nothing in this section 6(xvii) shall be deemed to release any of the Selling Stockholders of their obligations pursuant to Section 7(g).

(b) Each Underwriter, severally and not jointly, covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

(c) Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433 under the Securities Act) in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by such Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus, and (ii) “issuer information,” as used in this Section 6(c), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

7. Further Agreements of the Selling Stockholders. Each Selling Stockholder agrees, severally and not jointly:

(a) [Reserved].

(b) Neither the Selling Stockholder nor any person acting on behalf of the Selling Stockholder (other than, if applicable, the Company and the Underwriters) shall use or refer to any “free writing prospectus” (as defined in Rule 405 under the Securities Act), relating to the Securities;

(c) To deliver to the Representatives prior to the Initial Delivery Date a properly completed and executed United States Treasury Department Form W-8BEN or W-8BEN-E (or other applicable form) (if the Selling Stockholder is a non-United States person) or Form W-9 (if the Selling Stockholder is a United States person).

(d) The Selling Stockholder will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities.

(e) The Selling Stockholder will do and perform all things required or necessary to be done and performed under this Agreement by it prior to each Delivery Date, and to satisfy all conditions precedent to the Underwriters’ obligations hereunder to purchase the Securities.

(f) [Reserved].

(i) [Reserved].

(g) To indemnify and hold harmless each of the Underwriters, against any Mexican registration, documentary, stamp or similar issuance tax or duty as well as withholding taxes, and any Mexican income or capital gains taxes in the circumstances set forth in clause (iii) below, including inflationary adjustments, interest and penalties, on (i) the creation and issuance of the ADSs and the Underlying Securities, (ii) the sale and delivery of the ADSs and the Underlying Securities by each of the Selling Stockholders to, and the subscription and payment for the ADSs and the Underlying Securities by, the Underwriters in the manner contemplated herein (any tax consequence and related payment arising under this clause (ii) shall be borne by each Selling Stockholder solely with respect to its sale and delivery of the ADSs and the Underlying Securities, with no recourse to the other Selling Stockholders for such tax consequences), (iii) solely with respect to Mexican income or capital gains taxes, the sale and delivery of the ADSs and the Underlying Securities by the Underwriters to subsequent purchasers thereof but limited as set forth in the immediately following sentence, and (iv) the execution, delivery and performance of this Agreement and the Deposit Agreement. The indemnification referred to in clause (iii) shall not apply or extend to, and the Selling Stockholder shall not be responsible for, any Mexican income or capital gains taxes (or, for the avoidance of doubt, any other income or capital gains taxes imposed by any jurisdiction) imposed on any Underwriter if such Underwriter has not duly complied with the provisions of Section 11(e). All payments to be made by the Selling Stockholders pursuant to this Agreement shall be made without withholding or deduction for or on account of any present or future Mexican taxes, duties or governmental charges whatsoever unless the Selling Stockholders are compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Selling Stockholders shall pay such additional amounts as may be necessary so that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made; provided that such additional amounts shall not be payable to an Underwriter in the event that taxes (i) are income, franchise or similar taxes imposed on the net income of such Underwriter in any jurisdiction (other than withholding taxes on income imposed by Mexico), or (ii) are payable as a result of any present or former connection between such Underwriter and the applicable taxing jurisdiction, including such Underwriter having or being deemed to have a place of residence or permanent establishment in the applicable jurisdiction for tax purposes or otherwise being subject to income taxes in the relevant taxing jurisdiction (other than a connection that arises solely as a result of the execution of this Agreement, the performance of the obligations of such Underwriter under this Agreement or the receipt of payments hereunder). The liability of each Selling Stockholder under this Section 7(g) shall be limited to an amount equal to the total net proceeds (before deducting expenses) from the offering and sale of the Securities purchased under the Agreement received by the Selling Stockholder, as set forth in the table on the cover page of the Prospectus.

8. Expenses. The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all expenses, costs, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Securities and any documentary, stamp, sales, transaction, and issuance taxes and other similar fees, duties and charges, and any interest and penalties imposed in connection therewith, and the preparation and printing of certificates for the Common Shares; (b) the preparation, printing and filing under the Securities Act of the F-6 Registration Statement, the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, and any amendment or supplement thereto; (c) the distribution of the F-6 Registration Statement, the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, and any amendment or supplement thereto, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Securities; (e) any required review by the FINRA of the terms of sale of the Securities (including related reasonable and documented fees and expenses of counsel to the Underwriters in an amount that is not greater than $45,000); (f) the listing of the Securities on the New York Stock Exchange, the Mexican Stock Exchange (Bolsa Mexicana de Valores, S.A.B. de C.V.) and/or any other exchange; (g) the qualification of the Securities under the securities laws of the several jurisdictions as provided in Section 6(a)(ix) and the preparation, printing and distribution of a Blue Sky Memorandum (including related reasonable and documented fees and expenses of counsel to the Underwriters); (h) the preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada, including in the form of a Canadian “wrapper” (including related reasonable and documented fees and expenses of Canadian counsel to the Underwriters); (i) the investor presentations on any “road show” or any Testing-the-Waters Communication, undertaken in connection with the marketing of the Securities, including, without limitation, expenses associated with any electronic road show, travel and lodging expenses of the representatives and officers of the Company and 50% of the cost of any aircraft chartered in connection with the road show (the remaining half of the cost to be borne by the Underwriters); (j) the fees and expenses of one legal counsel in each relevant jurisdiction to represent all Selling Stockholders, appointed by Apollo (the “Appointed Legal Counsel”), (k) the fees and legal expenses of Milbank LLP to represent the Selling Shareholders listed in item 2 of Schedule VIII hereto (1) the reasonable and documented fees and expenses of Mexican legal and tax counsels, in an aggregate amount that is not greater than

$200,000, incurred in connection with the tax filings that the Underwriters are required to make to claim the tax benefits established under the Convention entered into the United States of America and Mexico for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income from the transfer of the ADSs and the Underlying Securities, pursuant to Articles 161 and 174 of the Mexican Income Tax Law (Ley del Impuesto sobre la Renta), Article 283 of the Mexican Income Tax Law Regulations (Reglamento de la Ley del Impuesto sobre la Renta) and other applicable tax provisions, and (m) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholders under this Agreement; provided that, except as provided in this Section 8 and in Section 13, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Common Shares which they may sell and the expenses of advertising any offering of the ADSs made by the Underwriters, and the Selling Stockholders shall pay the Underwriters’ commissions and fees set forth in Section 3, amounts payable by the Selling Stockholders pursuant to Section 7(g), the fees and expenses of their counsel other than the Appointed Legal Counsel, and any documentary, stamp, sales, transaction, issuance and transfer taxes, and other similar fees, duties and charges, and any interest and penalties imposed in connection with their respective sales of Securities to the Underwriters. The amount that any Selling Stockholder is required to pay the Underwriters pursuant to this Section 8 shall be calculated based on the total number of Securities sold by such Selling Stockholder hereunder relative to the total number of Securities sold by all Selling Stockholders hereunder.

9. Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company and the Selling Stockholders contained herein, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a) The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a)(i). The Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the F-6 Registration Statement or the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose or pursuant to Section 8A of the Securities Act shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the F-6 Registration Statement, the Registration Statement or the Prospectus or otherwise shall have been complied with. If the Company has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement.

(b) [Reserved].

(c) [Reserved].

(d) White & Case LLP shall have furnished to the Representatives its written opinion and negative assurance letter, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives.

(e) White & Case, S.C. shall have furnished to the Representatives its written opinion and negative assurance letter, as special Mexican counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives.

(f) Each Selling Stockholder shall have furnished to the Representatives a written opinion of its counsel addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives. The counsel for the Selling Stockholders delivering such opinions are listed on Schedule VIII hereto.

(g) [Reserved].

(h) The Representatives shall have received from Davis Polk & Wardwell LLP, counsel for the Underwriters, such opinion and negative assurance letter, dated such Delivery Date, with respect to the sale of the Securities, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(i) The Representatives shall have received from Ritch, Mueller y Nicolau, S.C., special Mexican counsel for the Underwriters, such opinion and negative assurance letter, dated such Delivery Date, with respect to the sale of the Securities, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(j) Emmet, Marvin & Martin LLP shall have furnished to the Representatives its written opinion, as U.S. counsel to the Depositary, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Representatives.

(k) At the time of execution of this Agreement, the Representatives shall have received from KPMG Cárdenas Dosal, S.C. a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three business days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(l) With respect to the letter of KPMG Cárdenas Dosal, S.C. referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letter”), the Representatives shall have received from KPMG Cárdenas Dosal, S.C. a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter, and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(m) On the date hereof and on each Delivery Date, the Company shall have delivered to the Representatives a certificate of the Chief Financial Officer (solely in their capacity as such) of the Company, in form and substance reasonably satisfactory to the Representatives.

(n) The Company shall have furnished to the Representatives a certificate, dated such Delivery Date, of its Chief Executive Officer or its Chief Financial Officer (solely in their capacity as such) as to such matters as the Representatives may reasonably request, including, without limitation, a statement:

(i) That the representations, warranties and agreements of the Company in Section 1 are true and correct on and as of such Delivery Date, and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;

(ii) That no stop order suspending the effectiveness of the F-6 Registration Statement or the Registration Statement has been issued; and no proceedings or examination for that purpose or pursuant to Section 8A of the Securities Act have been instituted or, to the knowledge of such officers, threatened; and

(iii) To the effect of Section 9(r) (provided that no representation with respect to the judgment of the Representatives need be made) and Section 9(s).

(o) Each Selling Stockholder shall have furnished to the Representatives on such Delivery Date a certificate, dated such Delivery Date, signed by, or on behalf of, the Selling Stockholder stating that (i) the representations, warranties and agreements of the Selling Stockholder contained herein are true and correct on and as of such Delivery Date, (ii) the Selling Stockholder has complied with all its agreements contained herein and has satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date and (iii) since the Effective Date, to the knowledge of the Selling Stockholder, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth.

(p) [Reserved].

(q) Except as described in the most recent Preliminary Prospectus, (i) neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, any loss or interference with its business, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or (ii) since such date there shall not have been any change in the capital stock (other than as a result of the exercise or settlement, if any, of stock options or restricted stock units or the award, if any, of stock options, restricted units, or restricted stock pursuant to the Company’s incentive plans) or long-term debt of the Company or any of its subsidiaries or any change or effect, or any development involving a prospective change or effect, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and its subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(r) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s securities by any “nationally recognized statistical rating organization” (as defined by the Commission in Section 3(a)(62) of the Exchange Act), and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s securities.

(s) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) (A) trading in securities generally on any securities exchange that has registered with the Commission under Section 6 of the Exchange Act (including the New York Stock Exchange, The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market) or the Mexican Stock Exchange (Bolsa Mexicana de Valores, S.A.B. de C.V.), or (B) trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general moratorium on commercial banking activities shall have been declared by United States federal or state authorities or by the authorities of Mexico, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such) or any other calamity or crisis, either within or outside the United States, in each case as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Securities being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(t) The New York Stock Exchange shall have approved the ADSs for listing, subject only to official notice of issuance and evidence of satisfactory distribution.

(u) The Common Shares shall have been registered with the National Securities Registry maintained by the CNBV and shall have been listed for trading with the Mexican Stock Exchange (Bolsa Mexicana de Valores, S.A.B. de C.V.).

(v) The Underlying Securities shall have been deposited with Indeval and transferred to the account at Indeval of the custodian acting for the Depositary.

(w) The Depositary shall have furnished or caused to be furnished to the Representatives on such Delivery Date certificates satisfactory to the Representatives evidencing the deposit with its custodian of the Underlying Securities being so deposited against issuance of ADSs, as may be evidenced by ADRs, to be delivered by the Company on the Delivery Date, and the execution, countersignature (if applicable), issuance and delivery of ADSs, as may be evidenced by ADRs, pursuant to the Deposit Agreement.

(x) The Lock-Up Agreements between the Representatives and the officers, directors and stockholders of the Company set forth on Schedule III, delivered to the Representatives on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.

(y) On or prior to each Delivery Date, the Company shall have furnished to the Underwriters such further certificates and documents as the Representatives may reasonably request.

(z) The Company shall have appointed Cogency Global Inc. as its authorized agent for service of process through an appointment and acceptance letter and the granting of a special, irrevocable, power-of-attorney for lawsuits and collections (poder especial irrevocable para pleitos y cobranzas) in a public deed granted before a Mexican notary public, and shall have delivered an original transcript (testimonio) of such power of attorney to the Representatives on or prior the Delivery Date.

10. Indemnification and Contribution.

(a) The Company hereby agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement,

the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by any Underwriter or (D) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities, including any “road show” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus and any Written Testing-the-Waters Communication (“Marketing Materials”) or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information or any Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such affiliate, director, officer, employee or controlling person promptly upon demand for any legal or other documented out-of-pocket expenses reasonably incurred by that Underwriter, affiliate, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information or any Marketing Materials, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 10(f). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any affiliate, director, officer, employee or controlling person of that Underwriter.

(b) The Selling Stockholders, severally and not jointly, shall indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Securities), to which that Underwriter, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials or any “free writing prospectus” (as defined in Rule 405 under the Securities Act) (any such “free writing prospectus” that was prepared by or on behalf of the Selling Stockholder or used or referred to by the Selling Stockholder in connection with the offering of the Securities in violation of Section 7(c) being referred to as a “Selling Stockholder Free Writing Prospectus”) or (ii) the omission or alleged omission to state in any Preliminary

Prospectus, Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials or any Selling Stockholder Free Writing Prospectus, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter, its affiliates, directors, officers and employees and each such controlling person promptly upon demand for any legal or other documented out-of-pocket expenses reasonably incurred by that Underwriter, its affiliates, directors, officers and employees or controlling persons in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The liability of the Selling Stockholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the total net proceeds (before deducting expenses) from the offering of the shares of the Securities purchased under the Agreement received by the Selling Stockholder, as set forth in the table on the cover page of the Prospectus. The foregoing indemnity agreement is in addition to any liability that the Selling Stockholders may otherwise have to any Underwriter or any affiliate, director, officer, employee or controlling person of that Underwriter. Notwithstanding the foregoing, each Selling Stockholder shall be liable under this Section 10(b) only to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or any such amendment or supplement or in any Marketing Materials in reliance upon and in conformity with written information concerning such Selling Stockholder furnished to the Company by such Selling Stockholder specifically for inclusion therein, which information is limited to the information set forth in the Prospectus under the caption “Principal and Selling Shareholders”, or arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Selling Stockholder Free Writing Prospectus.

(c) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, each Selling Stockholder, their respective directors and officers, and each person, if any, who controls the Company or such Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, such Selling Stockholder or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 10(f). The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company, such Selling Stockholder or any such director, officer, employee or controlling person.

(d) Promptly after receipt by an indemnified party under this Section 10 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 10 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 10. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Stockholders and all persons, if any, who control any Selling Stockholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholders and such control persons of any Selling Stockholders, such firm shall be designated in writing by the Selling Stockholders. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than sixty (60) days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(e) If the indemnification provided for in this Section 10 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 10(a), 10(b) or 10(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company and the Selling Stockholders, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Securities purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10(e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10(e) shall be deemed to include, for purposes of this Section 10(e), any legal or other documented out-of-pocket expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10(e), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 10(e) are several in proportion to their respective underwriting obligations and not joint.

(f) The Underwriters severally confirm and the Company and each Selling Stockholder acknowledges and agrees that the following information constitutes the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials: the selling concession amount appearing in the [•] paragraph under the caption “Underwriting (Conflict of Interest),” and the information concerning stabilization in the [•] paragraph under the caption “Underwriting (Conflict of Interest)” (the “Underwriters Information”).

11. Defaulting Underwriters.

(a) If, on any Delivery Date, any Underwriter defaults in its obligations to purchase the Securities that it has agreed to purchase under this Agreement, the remaining non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by the non-defaulting Underwriters or other persons satisfactory to the Company and the Selling Stockholders on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company and the Selling Stockholders shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. In the event that within the respective prescribed periods, the non-defaulting Underwriters notify the Company and the Selling Stockholders that they have so arranged for the purchase of such Securities, or the Company and the Selling Stockholders notify the non-defaulting Underwriters that it has so arranged for the purchase of such Securities, either the non-defaulting Underwriters or the Company may postpone such Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, the Prospectus or in any such other document or arrangement that effects any such changes. As used in this Agreement, the term “Underwriter,” unless the context requires otherwise, includes any party not listed in Schedule I hereto that, pursuant to this Section 11, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company and the Selling Stockholders as provided in paragraph (a) above, the total number of Securities that remains unpurchased does not exceed one-eleventh of the total number of shares of all the Securities, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the total number of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the total number of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; provided that the non-defaulting Underwriters shall not be obligated to purchase more than 110% of the total number of Securities that it agreed to purchase on such Delivery Date pursuant to the terms of Section 3. Nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company and the Selling Stockholders as provided in paragraph (a) above, the total number of Securities that remains unpurchased exceeds one-eleventh of the total number of Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 11 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Sections 8 and 13 and except that the provisions of Section 10 shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

(e) Each of the Underwriters severally agrees to comply with the applicable requirements set forth in Articles 161 and 174 of the Mexican Income Tax Law (Ley del Impuesto sobre la Renta), Article 283 of the Mexican Income Tax Law Regulations (Reglamento de la Ley del Impuesto sobre la Renta) and other applicable tax provisions and regulations, including those provided in the Tax Miscellaneous Resolution (Resolución Miscelánea Fiscal per its denomination in Spanish), to claim a capital gains tax exemption or be taxed on the net capital gains resulting from the sale and delivery of the ADSs and the Underlying Securities; provided further, that each of the Underwriters severally agrees to offer the Securities for sale through an entity which complies with all of the following: (i) the entity is a resident of the United States of America for purposes of the United States Mexico Income Tax Convention (“US Treaty”) and would be able to furnish a certificate of residence (i.e., Form 6166), (ii) in connection with the offering and sale of the Securities by each Underwriter as set forth herein, such entity holds less than 25% of the issued and outstanding capital stock of the Company considering all issued and outstanding Common Shares and (iii) such entity complies with any one or more of the requirements set forth under Article 17 of the US Treaty.

12. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company and the Selling Stockholders prior to delivery of and payment for the Firm Securities if, prior to that time, any of the events described in Sections 9(q), 9(r) and 9(s) shall have occurred or if the Underwriters shall decline to purchase the Securities for any reason permitted under this Agreement.

13. Reimbursement of Underwriters’ Expenses. If (a) the Company or any Selling Stockholder shall fail to tender the Securities for delivery to the Underwriters for any reason, or (b) the Underwriters shall decline to purchase the Securities for any reason permitted under this Agreement, the Company will reimburse the Underwriters for all reasonable and documented out-of-pocket expenses (including fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Securities, and upon demand the Company shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 11 by reason of the default of one or more Underwriters, neither the Company nor any Selling Stockholder shall be obligated to reimburse any defaulting Underwriter on account of those expenses.

14. [Reserved].

15. No Fiduciary Duty. The Company and the Selling Stockholders acknowledge and agree that in connection with this offering, sale of the Securities or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (a) no fiduciary or agency relationship between the Company, Selling Stockholders and any other person, on the one hand, and the Underwriters, on the other hand, exists; (b) the Underwriters are not acting as advisors, expert or otherwise and are not providing a recommendation or investment advice, to either the Company or the Selling Stockholders, including, without limitation, with respect to the determination of the public offering price of the Securities, and such relationship between the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other hand, is entirely and solely commercial, based on arms-length negotiations and, as such, not intended for use by any individual for personal, family or household purposes; (c) any duties and obligations that the Underwriters may have to the Company or Selling Stockholders shall be limited to those duties and obligations specifically stated herein; (d) the Underwriters and their respective affiliates may have interests that differ from those of the Company and the Selling Stockholders; (e) does not constitute a solicitation of any action by the Underwriters and (f) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company and the Selling Stockholders hereby (x) waive any claims that the Company or the Selling Stockholders may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering and (y) agree that none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person. Each of the Company and the Selling Stockholders has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate.

16. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to:

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Attention: Syndicate Registration

Fax: (646) 834-8133

with a copy, in the case of any notice pursuant to Section 10(d), to:

Director of Litigation

Office of the General Counsel

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019;

and

Morgan Stanley & Co. LLC

Attention: Investment Banking Division

1585 Broadway, 29th Floor

New York, New York 10036

Fax: (212) 507-8999

with a copy to the Legal Department;

and

J.P. Morgan Securities LLC

Attention: Equity Syndicate Desk

383 Madison Avenue

New York, New York 10179

Fax: (212) 622-8358)

and

Evercore Group L.L.C.

Attention: Equity Capital Markets

55 East 52nd Street, 35th Floor

New York, NY 10055

Email: ecm.prospectus@evercore.com

(b) if to the Company, shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Ernesto Gomez Pombo, Office of General Counsel (Email: amjuridico@aeromexico.com); and

(c) if to any Selling Stockholder, shall be delivered or sent by mail or facsimile transmission to such Selling Stockholder at the address set forth on Schedule II hereto, with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019

Attention: Brian M. Janson; Luke Jennings

Email: bjanson@paulweiss.com; ljennings@paulweiss.com

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company and the Selling Stockholders shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representatives.

17. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Selling Stockholders and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company and the Selling Stockholders contained in this Agreement shall also be deemed to be for the benefit of the directors, officers, affiliates and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and (b) the indemnity agreement of the Underwriters contained in Section 10(c) of this Agreement shall be deemed to be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 17, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor or assign merely by reason of such purchase.

18. Survival. The respective indemnities, rights of contributions, representations, warranties and agreements of the Company, the Selling Stockholders and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

19. Definition of the Terms “Business Day”, “Affiliate” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York or Mexico City are generally authorized or obligated by law or executive order to close, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

20. Governing Law. This Agreement and any transaction contemplated by this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles that would result in the application of any other law than the laws of the State of New York (other than Section 5-1401 of the General Obligations Law).

21. Submission to Jurisdiction, Etc. Each of the parties hereto submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan, The City of New York (collectively, the “Specified Courts”) in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding in such courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any Specified Court has been brought in an inconvenient forum, and any right to which any of them may be entitled on account of place of residence or domicile. The Company and each Selling Stockholder irrevocably and unconditionally appoint Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, New York 10168, as their respective authorized agent in the Borough of Manhattan, The City of New York, New York upon which process may be served in any such suit or proceeding, and agree that service of process upon such agent, and written notice of said service to the Company or the Selling Stockholder, as the case may be, by the person serving the same to the address provided in Section 10 shall be deemed in every respect effective service of process upon the Company or the Selling Stockholder in any such suit or proceeding. The Company and each Selling Stockholder further agree to take any and all actions as may be reasonably necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

22. Waiver of Immunity. With respect to any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled, and with respect to any such suit or proceeding, each party waives any such immunity in any court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such suit or proceeding, including, without limitation, any immunity pursuant to the U.S. Foreign Sovereign Immunities Act of 1976, as amended.

23. Judgment Currency. The obligation of the Company and each Selling Stockholder in respect of any sum due to any Underwriter under this Agreement shall, notwithstanding any judgment in a currency other than U.S. dollars or any other applicable currency (the “Judgment Currency”), not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in the Judgment Currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase U.S. dollars or any other applicable currency with the Judgment Currency; if the U.S. dollars or other applicable currency so purchased are less than the sum originally due to such Underwriter hereunder, the Company and each Selling Stockholder agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss to the greatest extent permissible by law. If the U.S. dollars or other applicable currency so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company or the Selling Stockholder, as the case may be, an amount equal to the excess of the U.S. dollars or other applicable currency so purchased over the sum originally due to such Underwriter hereunder.

24. Waiver of Jury Trial. The Company, each of the Selling Stockholders and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

25. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

26. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

27. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriters that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriters that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For the purposes of this Section, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing correctly sets forth the agreement among the Company, the Selling Stockholders and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

GRUPO AEROMÉXICO, S.A.B. DE C.V.

By:
Name:
Title:

[SELLING STOCKHOLDERS]

By:
Name:
Title:

Accepted:
BARCLAYS CAPITAL INC. MORGAN STANLEY & CO. LLC J.P. MORGAN SECURITIES LLC EVERCORE GROUP L.L.C.

For themselves and as Representatives of the several Underwriters named in Schedule I hereto

By BARCLAYS CAPITAL INC.

By:
Name:
Title:

By MORGAN STANLEY & CO. LLC

By:
Name:
Title:

By J.P. MORGAN SECURITIES LLC

By:
Name:
Title:

By EVERCORE GROUP L.L.C.

By:
Name:
Title:

SCHEDULE I

Underwriters	Number of Firm Securities	Number of Option Securities
Barclays Capital Inc.
Morgan Stanley & Co. LLC
J.P. Morgan Securities LLC
Evercore Group L.L.C.
Apollo Global Securities, LLC

Total

SCHEDULE II

Selling Stockholders	Number of Firm Securities	Number of Option Securities
[•]
[•]
[•]

Total

SCHEDULE III

PERSONS DELIVERING LOCK-UP AGREEMENTS

SCHEDULE IV

ORALLY CONVEYED PRICING INFORMATION

SCHEDULE V

ISSUER FREE WRITING PROSPECTUSES – ROAD SHOW MATERIALS

SCHEDULE VI

ISSUER FREE WRITING PROSPECTUS

SCHEDULE VII

WRITTEN TESTING-THE-WATERS COMMUNICATIONS

SCHEDULE VIII

SELLING STOCKHOLDER COUNSEL

EXHIBIT A

Form of Lock-Up Letter

EXHIBIT B

Form of Press Release